                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a - 6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GAMCO Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

                              GAMCO INVESTORS, INC.
                              ONE CORPORATE CENTER
                               RYE, NEW YORK 10580

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 8, 2006

                                 ---------------

    We cordially invite you to attend the Annual Meeting of Shareholders of GAMCO Investors, Inc. at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830, on Monday, May 8, 2006, at 8:30 a.m. At the meeting, we will ask shareholders to:

    1. Elect a Board of eight directors; and

    2. Vote on any other business which properly comes before the meeting.

    At the meeting, we will also review our 2005 financial results and outlook for the future. We will be available to answer your questions.

    Shareholders of record at the close of business on March 31, 2006, are entitled to vote at the meeting or any adjournments or postponements thereof. Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

    We encourage all shareholders to attend the meeting.

                                           By Order of the Board of Directors

                                           JAMES E. MCKEE
                                           Vice President, General Counsel
                                           and Secretary

April 18, 2006

                              GAMCO INVESTORS, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

                                   MAY 8, 2006

                                 ---------------

                     INTRODUCTION; PROXY VOTING INFORMATION

    Unless we have indicated otherwise, or the context otherwise requires, references in this report to "GAMCO Investors, Inc.," "GAMCO," "company," "we," "us" and "our" or similar terms are to GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.), its predecessors and its subsidiaries.

    We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of GAMCO Investors, Inc. for use at our 2006 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The purpose of the meeting is to elect directors and act upon any other matters properly brought to the meeting. We sent you this proxy statement, the proxy card, and our 2005 Annual Report to Shareholders (containing our financial statements and other financial information for the year ended December 31, 2005) on or about April 18, 2006. The Annual Report, however, is not part of the proxy solicitation materials.

    Shareholders of record at the close of business on March 31, 2006, the record date, are entitled to notice of and to vote at the annual meeting. On this record date, we had outstanding 5,645,985 shares of Class A Common Stock, par value $.001 per share ("Class A Stock"), and 23,128,500 shares of Class B Common Stock, par value $.001 per share ("Class B Stock").

    The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 31, 2006 shall constitute a quorum for the transaction of business at the annual meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the meeting by the holders of Class A Stock and Class B Stock outstanding on March 31, 2006, voting together as a single class, are elected to serve until the 2007 annual meeting or until their successors are duly elected and qualified. Any other matters will be determined by a majority of the votes cast at the meeting. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or on any other matter. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

    We will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other means, but will not receive additional compensation.

    If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement and our 2005 Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2005 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to our Chief Financial Officer (Michael R. Anastasio, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422) or by calling him at (914) 921-3700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

    The Board of Directors has selected Mario J. Gabelli, Michael R. Anastasio and James E. McKee to act as proxies. When you sign and return your proxy card, you appoint Messrs. Gabelli, Anastasio and McKee as your representatives at the meeting. You may revoke your proxy at any time before the meeting by delivering a letter of revocation to our Secretary (James E. McKee, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422), by properly submitting another proxy bearing a later date or by voting in person at the meeting. The last proxy properly submitted by you is the one that will be counted.

    Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

                              ELECTION OF DIRECTORS

    Nine directors currently serve on our Board of Directors. Our Nominating Committee recommended, and the Board approved, the eight nominees named below for election to the Board to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. All of the nominees except Mr. Richard L. Bready are currently directors. Directors who receive a plurality of the votes cast at the meeting shall be elected.

    All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies may be voted FOR the election of a replacement designated by the Board of Directors.

THE NOMINEES

    The following are brief biographical sketches of the eight nominees. Unless otherwise noted, they have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

    The Board of Directors recommends that you vote FOR all of the following nominees:

    MARIO J. GABELLI, age 63, has served as Chairman, Chief Executive Officer, Chief Investment Officer - Value Products and a director of the company since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by the company and its affiliates ("Gabelli Funds"). Mr. Gabelli serves as Chairman of Lynch Interactive Corporation, a public company engaged in multimedia and other services; and a Director of Morgan Group Holdings, Inc., a public holding company. In addition, Mr. Gabelli is the Chairman and Chief Executive Officer of GGCP, Inc., a private company which owns all of our Class B Stock; and the Chairman of MJG Associates, Inc., which acts as a general partner or investment manager of various investment funds and other accounts. Mr. Gabelli serves on the advisory boards of Caymus Partners LLC, Eastside Partners, HealthpointCapital, LLC and van Biema Value Fund, LP. He also serves as Overseer of Columbia University Graduate School of Business; Trustee of Boston College, Roger Williams University and Winston Churchill Foundation; Director of the National Italian American Foundation, The American-Italian Cancer Foundation, The Foundation for Italian Art & Culture and the Mentor/National Mentoring Partnership; and Chairman, Patron's Committee for the Immaculate Conception School.

    EDWIN L. ARTZT, age 76, has been a director of the company since May 2004. Mr. Artzt has served as a senior advisor to GGCP, Inc. since September 2003 and as a senior advisor to Kohlberg, Kravis, Roberts & Co. since 2001. He was the Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from 1990 until 1995. He also served as a senior director and Chief Executive Officer of Barilla S.P.A. Italy from 1995 until 1998. Mr. Artzt is a former director (retired) of American Express, Delta Airlines and GTE. He is a board member of the Ladies Professional Golf Association (LPGA), National Fish & Wildlife Foundation and Boyd's Collection Ltd.

    RICHARD L. BREADY, age 61, is a nominee for election to our Board of Directors. Mr. Bready has been Chairman and Chief Executive Officer of Nortek, Inc. since December 1990. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was elected Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors or Trustees of Professional Facilities Management, Inc.; Newport International Film Festival; Providence Performing Arts Center; Rhode Island Public Expenditure Council (RIPEC); the National Conference of Christians and Jews; the YMCA of Greater Providence; Saint Anslem College; Roger Williams University; and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready also serves on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive

Forum and Audit Committee of Northeastern University. Mr. Bready is a Corporation Member of Rhode Island Hospital and Johnson & Wales University. Mr. Bready was recommended as a nominee to the Nominating Committee by our Chief Executive Officer.

    JOHN C. FERRARA, age 54, has been a director of the company since December 1999. Mr. Ferrara has been President and Chief Executive Officer of Lynch Corporation since October 2004 and has been a director of it since July 2004. Mr. Ferrara was the President and Chief Executive Officer of Space Holding Corporation from January 2001 until March 2002, and Chief Financial Officer of Space Holding Corporation from November 1999 to December 2000. From 1998 to 1999, he was the Executive Vice President and Chief Financial Officer for Golden Books Family Entertainment, Inc. From 1989 to 1997, Mr. Ferrara was the Vice President and Chief Financial Officer of Renaissance Communications Corporation. From 1973 to 1989, he held various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte & Touche. Mr. Ferrara is a director of Lynch Interactive Corporation.

    JOHN D. GABELLI, age 62, has been a director of the company since February 2004. Mr. Gabelli has been a Senior Vice President of GAMCO Asset Management Inc. since 1981. He serves as President of John Gabelli Inc., a general partner of Manhattan Partners I, L.P. and Manhattan Partners II, L.P., which are investment partnerships. He serves as a director or trustee for ten of the Gabelli Funds. John Gabelli is the brother of Mario Gabelli.

    KARL OTTO POHL, age 76, has been a director of the company since 1998. Mr. Pohl was a director or trustee of all but one of the Gabelli Funds from 1992 until November 2005. Mr. Pohl is a former President of the Deutsche Bundesbank, Germany's Central Bank, and was Chairman of its Central Bank Council from 1980 to 1991. He also served as German Governor of the International Monetary Fund from 1980 to 1991 and as a Board Member to the Bank for International Settlements. Mr. Pohl also served as Chairman to the European Economic Community Central Bank Governors from 1990 to 1991. Mr. Pohl is a former partner and board member of Sal. Oppenheim jr. & Cie., a private investment bank.

    ROBERT S. PRATHER, JR., age 61, has been a director of the company since
May 2004. Mr. Prather has been the President and Chief Operating Officer of Gray Television, Inc. since September 2002. He was an Executive Vice President of Gray Television from 1996 until September 2002. Mr. Prather is also a director of Gray Television, Inc. He has served as Chairman of the Board at Triple Crown Media, Inc., a publishing and communication company, since December 2005. He has also served as Chief Executive Officer and director of Bull Run Corporation, a sports and affinity marketing and management company, since 1992. Mr. Prather is also a director of Swiss Army Brands, Inc.

    VINCENT S. TESE, age 63, has been a director of the company since December 2003. Mr. Tese is the former Chairman of Cross Country Wireless. He served in the New York State Administration of Governor Cuomo from 1983 until 1994. Mr. Tese is a director of The Bear Stearns Companies Inc., Bowne and Company, Inc., Cablevision, Inc., Custodial Trust Co., Mack-Cali Realty Corporation, and Xanboo, Inc. He is a trustee of New York University School of Law and The New York Presbyterian Hospital.

    The Board of Directors has established guidelines that it uses in determining director independence that are based on the director independence standards of the New York Stock Exchange. These guidelines are attached to the Board's Corporate Governance Guidelines, which are available on our web site at www.gabelli.com. A copy of these guidelines may also be obtained upon request from our Secretary. In making its determination with respect to Mr. Prather, the Board considered that the investment advisory subsidiaries of the company collectively own on behalf of their investment advisory clients approximately 6% of the Class A Common Stock and 10% of the Common Stock of Gray Television, Inc. and 11% of the Common Stock of Triple Crown Media, Inc. This ownership represents approximately 7% and 11% of the total voting power of Gray Television, Inc. and Triple Crown Media, Inc., respectively. Mr. Prather serves as President and Chief Operating Officer and a director of Gray Television, Inc. and Chairman of the Board of Triple Crown Media, Inc. The Board further considered the difficulty the company would encounter in attempting to unilaterally affect the management of Gray Television, Inc. or Triple Crown Media, Inc. through the use of its voting power. In making its determination with respect to Mr. Ferrara, the Board considered that Mr. Ferrara is the President and Chief Executive Officer of Lynch Corporation. Mr. Marc Gabelli, the son of Mr. Mario Gabelli, is the Chairman of Lynch Corporation and Mr. Mario Gabelli beneficially owns approximately 18% of its outstanding shares. The Board further considered the lack of economic dependence by Messrs. Marc Gabelli and Mario Gabelli on Lynch Corporation. In making its determination with respect to Mr. Alan C. Heuberger, who is not standing for re-election, the Board considered that Mr. Heuberger is affiliated with Cascade Investment, L.L.C., which held a $100 million convertible note issued by the company until April 1, 2005, when the convertible note was decreased to $50 million. In making its determination with respect to Mr. Raymond C. Avansino, Jr., who is not standing for re-election, the Board considered that he has a daughter who works for us in a non-executive role. With respect to each of these relationships involving a director, the Board considered each director's lack of economic dependence on the company and other personal attributes that need to be possessed by independent-minded directors. Based on these guidelines and considerations, the

Board concluded that the following directors were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director: Messrs. Avansino, Ferrara, Heuberger, Prather and Tese.

THE BOARD OF DIRECTORS AND COMMITTEES

    During 2005, there were four meetings of the Board of Directors. Our Board of Directors has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. We are deemed to be a "controlled company" as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that GGCP, Inc. holds more than 50% of the voting power. As a result, we are exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board of Directors be independent and that all members of the Nominating and Compensation Committees be independent. Nonetheless, our Board of Directors determined that a majority of our directors were independent and that the members of our Audit Committee, Compensation Committee and Governance Committee were all independent directors.

    Our non-management directors meet, without any management directors or employees present, immediately after our regular quarterly Board meetings. At least once each year, our independent directors meet in executive session. The Chairman of our Audit Committee chaired the meetings of our non-management and independent directors.

    The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm and selects our registered independent public accounting firm. Messrs. Avansino, Prather and Tese, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange, are currently members of the Audit Committee. Mr. Avansino, who became a member of the Audit Committee in March 2006, is not standing for re-election as a director and will cease to be a member of the Audit Committee upon the election of directors at our Annual Meeting of Shareholders. Mr. Prather meets the standards of an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K, as promulgated under the Securities Act of 1933. The Audit Committee met ten times during 2005. A copy of the Audit Committee's charter is posted on our web site at www.gabelli.com. A shareholder may also obtain a copy of the charter upon request from our Secretary.

    As will be further described in the Report of the Compensation Committee, this committee reviews the amounts paid to the chief executive officer for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan. Messrs. Prather and Tese, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee met three times during 2005. A copy of the Compensation Committee's charter is posted on our web site at www.gabelli.com. A shareholder may also obtain a copy of the charter upon request from our Secretary.

    The Governance Committee advises the Board on governance policies and procedures. Mr. Tese, who is an independent director, is currently the sole member of the Governance Committee. The Governance Committee, which previously consisted of Mr. Tese and Mr. Frederic V. Salerno, a former director of the company, met twice during 2005. A copy of the Governance Committee's charter is posted on our web site at www.gabelli.com. A shareholder may also obtain a copy of the charter upon request from our Secretary.

    The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of GAMCO. Nominations for director, including nominations for director submitted to the committee by shareholders, are evaluated according to our needs and the nominee's knowledge, experience and background. Messrs. Mario Gabelli, John Gabelli and Pohl are the members of the Nominating Committee. Messrs. Mario Gabelli, John Gabelli and Pohl are not independent directors as defined by the corporate governance standards of the New York Stock Exchange. The Nominating Committee met once in 2005. A copy of the Nominating Committee's charter is posted on our web site at www.gabelli.com. A shareholder may also obtain a copy of the charter upon request from our Secretary.

    The Nominating Committee, in light of the fact that GGCP, Inc. holds more than 50% of the voting power, does not have a formal policy by which shareholders may recommend director candidates but will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a shareholder and provide a brief summary of the candidate's qualifications. At a minimum, candidates recommended for election to the Board of Directors must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee.

    During 2005, each director attended at least 75% of the meetings of the Board and the Board committees of which he was a member. The Board does not have a policy regarding directors' attendance at our annual meetings. Seven of our directors attended our 2005 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

    Mr. Mario Gabelli receives no compensation for serving as a director of the company. The directors other than Mr. Mario Gabelli receive annual cash retainers and meeting fees as follows:

     Board Member...............................................    $   50,000
     Audit and Compensation Committee Chairman..................    $   10,000
     Attendance in person at Board or Committee Meeting.........    $    2,500
     Attendance by telephone at Board or Committee Meeting......    $    2,500

    Directors are also eligible to receive stock options. In February 1999, Mr. Pohl was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.275 per share. In February 2000, Mr. Ferrara was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.00 per share. In May 2004, Messrs. Artzt, Prather and Tese were each granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $39.65. In November 2005, Mr. John Gabelli was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $44.90 per share, which will become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to 100% of the shares after four years from the date of grant. All of the directors' stock options were granted at 100% of fair market value on the date of grant and have a ten-year term.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

    Shareholders or other interested parties who wish to communicate with the Board of Directors, the non-management or independent directors, or a particular director may send a letter to our Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Board Communication" or "Director Communication." All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF BUSINESS CONDUCT

    We have adopted a Code of Business Conduct (the "Code of Conduct") that applies to all of our officers, directors and staff members with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our web site at www.gabelli.com. Any shareholder may also obtain a copy of the Code of Conduct upon request. Shareholders may address a written request for a printed copy of the Code of Conduct to: Secretary, GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1422. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our web site.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

    Biographical information for Mr. Mario Gabelli appears above. Brief biographical sketches of our other executive officers are set forth below.

    DOUGLAS R. JAMIESON, age 51, has served as President and Chief Operating Officer of the company since August 2004. He has served as Executive Vice President and Chief Operating Officer of GAMCO Asset Management Inc. (a wholly-owned subsidiary of the company) since 1986 and as a director of GAMCO Asset Management Inc. since 1991. Mr. Jamieson also serves as President and a director of Gabelli Securities, Inc. and a director of Gabelli Advisers, Inc. Mr. Jamieson was an investment analyst with Gabelli & Company, Inc. from 1981 to 1986. He has been a director of GGCP, Inc. since December 2005.

    HENRY G. VAN DER EB, age 61, has served as Senior Vice President of the company since August 2004 and is a senior advisor to management in all aspects of our business. He has served as a Senior Vice President with Gabelli Funds, LLC and GAMCO Asset Management Inc. since October 1999, when he joined the company after managing his privately held investment advisory firm which was acquired by the company in October 1999. Mr. Van der Eb is a portfolio manager for the company and is a Chartered Financial Analyst.

    MICHAEL R. ANASTASIO, age 36, has served as Vice President and Chief Financial Officer of the company since August 2004 and Chief Accounting Officer since September 2003. Mr. Anastasio was the Chief Financial Officer of Gabelli & Partners LLC (a wholly-owned subsidiary of Gabelli Securities, Inc.) from May 2001 through August 2003. Mr. Anastasio also serves as Chief Financial Officer for several of the company's subsidiaries, a director of Gabelli Advisers, Inc. and a director of certain offshore funds managed by subsidiaries of the company. Prior to joining the company, Mr. Anastasio served as Chief Financial Officer of an alternative investments marketing firm. Previously, he was a Senior Manager with Ernst & Young LLP specializing in financial services and risk management. Mr. Anastasio is a Certified Public Accountant.

    JAMES E. MCKEE, age 42, has served as Vice President, General Counsel and Secretary of the company since August 1995 and as Vice President, General Counsel and Secretary of GAMCO Asset Management Inc. since December 1993. Mr. McKee also serves as Secretary of several of the company's subsidiaries and most of the Gabelli Funds. Prior to joining the company, he was with the Securities and Exchange Commission in New York as a Branch Chief from 1992 to 1993 and as a Staff Attorney from 1989 through 1992, where he worked on matters involving registered investment advisers and investment companies.

    BRUCE N. ALPERT, age 54, has served as Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli Funds. Mr. Alpert is also President and a director of Gabelli Advisers, Inc. and Gabelli Fixed Income, Inc. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Mr. Alpert also was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table summarizes the compensation of our executive officers who received the highest compensation during 2005:

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                     --------------------------------------     ----------------------------------
                                                                                 ALL OTHER      RESTRICTED   SECURITIES
                                                                                  ANNUAL          STOCK      UNDERLYING     LTIP
                                                     SALARY        BONUS       COMPENSATION       AWARDS       OPTIONS     PAYOUTS
NAME AND PRINCIPAL POSITION                 YEAR       ($)          ($)             ($)            ($)          (#)         ($)
---------------------------                 ----     ------      ---------     ------------     ----------   ----------    -------
Mario J. Gabelli........................... 2005        -0-(a)       -0-(b)     55,543,300(c)      -0-          -0-          -0-
  Chairman of the Board,                    2004        -0-(a)       -0-(b)     55,007,300(c)      -0-          -0-          -0-
  Chief Executive Officer and               2003        -0-(a)       -0-(b)     38,702,110(c)      -0-          -0-          -0-
  Chief Investment Officer

Douglas R. Jamieson........................ 2005    300,000      300,000(d)      3,085,356(e)      -0-          -0-          -0-
  President and Chief Operating Officer     2004    300,000      600,000(f)      2,345,742(e)      -0-          -0-          -0-
                                            2003    300,000      400,000(g)      1,594,362(e)      -0-        20,000         -0-

Michael R. Anastasio....................... 2005    300,000      400,000(h)             -0-        -0-          -0-          -0-
  Vice President, Chief Financial Officer   2004    300,000      400,000(i)            496(j)      -0-          -0-          -0-
                                            2003    160,000      290,000(k)         32,602(j)      -0-        20,000         -0-

James E. McKee............................. 2005    300,000      600,000(l)             -0-        -0-          -0-          -0-
  Vice President, General Counsel           2004    300,000      600,000(f)        100,496(m)      -0-          -0-          -0-
  and Secretary                             2003    300,000      400,000(g)            602(m)      -0-        20,000         -0-

Bruce N. Alpert............................ 2005    300,000      300,000(d)         13,824(n)      -0-          -0-          -0-
  Executive Vice President and              2004    300,000      300,000(i)        164,479(n),(o)  -0-          -0-          -0-
  Chief Operating Officer of                2003    300,000      150,000           192,262(n)      -0-        20,000         -0-
  Gabelli Funds, LLC

----------

(a) Mr. Gabelli received no fixed salary. Refer to footnote (c).

(b) Mr. Gabelli received no bonus.

(c) Mr. Gabelli's remuneration is comprised of the following:

                          GAMCO INCENTIVE   PORTFOLIO MANAGER
                             MANAGEMENT    AND OTHER VARIABLE      TOTAL
YEAR                           FEE* ($)      REMUNERATION ($)  REMUNERATION ($)
----                      ---------------  ------------------- ----------------
2005.....................    11,356,197       44,187,104        55,543,300
2004.....................    11,016,609       43,990,691        55,007,300
2003.....................     9,001,823       29,700,287        38,702,110

----------
* As described in the Report of the Compensation Committee beginning on page 9.

For 2005, represents: (i) $11,356,197 representing the incentive-based management fee (10% of GAMCO's pre-tax profits); (ii) $15,270,806 for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO's separate accounts; (iii) $17,272,215 for creating and acting as portfolio manager of several open-end Gabelli Funds; (iv) $9,557,339 for creating and acting as portfolio manager of the closed-end Gabelli Funds; and
(v) $2,086,743 for providing other services, including acting as portfolio manager of investment partnerships and as a broker. For 2004, represents: (i) $11,016,609 representing the incentive-based management fee (10% of GAMCO's pre-tax profits); (ii) $16,418,241 for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO's separate accounts; (iii) $16,342,698 for creating and acting as portfolio manager of several open-end Gabelli Funds; (iv) $8,078,464 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $3,150,793 for providing other services, including acting as portfolio manager of investment partnerships and as a broker; and (vi) $496 representing a contribution made under GAMCO's profit-sharing plan. For 2003, represents: (i) $9,001,823 representing the incentive-based management fee (10% of GAMCO's pre-tax profits); (ii) $11,846,248 for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO's separate accounts; (iii) $9,374,737 for creating and acting as portfolio manager of several open-end Gabelli Funds; (iv) $5,751,703 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $2,726,997 for providing other services, including acting as portfolio manager of partnerships and as a broker; and (vi) $602 representing a contribution made under GAMCO's profit-sharing plan.

(d) $150,000 of this amount vests and is payable on March 31, 2007 if the individual remains employed by GAMCO at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO.

(e) For 2005, represents incentive-based variable compensation in the amount of $3,085,356 for attracting and/or providing client service to separate accounts, shareholders of the Gabelli or GAMCO Funds or investors in other products sponsored by GAMCO ("Variable Compensation"). For 2004, represents Variable Compensation in the amount of $1,945,246, special variable compensation in the amount of $400,000 related to product development and a contribution made by GAMCO under its profit-sharing plan in the amount of $496. For 2003, represents Variable Compensation in the amount of $1,573,760, special variable compensation in the amount of $20,000 related to product development and the firm's initial public offering of The Gabelli Dividend & Income Trust ("GDV Compensation") and a contribution made by GAMCO under its profit-sharing plan in the amount of $602.

(f) $300,000 of this amount vests and is payable on January 1, 2007 if the individual remains employed by GAMCO at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO.

(g) $200,000 of this amount vested on December 31, 2004 and was paid on January 11, 2005 along with $9,300 of earnings based on the return of a selected investment partnership managed by GAMCO.

(h) $200,000 of this amount vests and is payable on March 31, 2007 if the individual remains employed by GAMCO at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO.

(i) $150,000 of this amount vests and is payable on January 1, 2007 if individual remains employed by GAMCO at that time. In lieu of interest, individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO.

(j) For 2004, represents a contribution made by GAMCO under its profit-sharing plan in the amount of $496. For 2003, represents GDV compensation of $25,000, a variable compensation allocation of $7,000 related to investment partnerships and a contribution made by GAMCO under its profit-sharing plan in the amount of $602.

(k) Includes (i) $100,000 which vested on December 31, 2004 and was paid on January 11, 2005 along with $4,650 of earnings based on the return of a selected investment partnership offering managed by GAMCO; and (ii) $30,000 which vested on April 1, 2005 and was paid on April 30, 2005 along with $1,676 of earnings based on the returns of selected investment partnerships managed by GAMCO; and (iii) $30,000 which vested on April 1, 2006 and was paid on April 13, 2006 along with $3,692 of earnings based on the returns of selected investment partnerships managed by GAMCO.

(l) $300,000 of this amount vests and is payable on March 31, 2007 if the individual remains employed by GAMCO at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO.

(m) For 2004, represents special variable compensation in the amount of $100,000 related to product development which vested and was paid on October 31, 2005 and a contribution made by GAMCO under its profit-sharing plan in the amount of $496. For 2003, represents contributions by GAMCO under its profit-sharing plan.

(n) For 2005, represents Variable Compensation. For 2004, represents Variable Compensation in the amount of $13,984, GDV Compensation in the amount of $150,000 and a contribution made by GAMCO under its profit-sharing plan of $496. For 2003, represents Variable Compensation in the amount of $41,660, GDV Compensation in the amount of $150,000 and a contribution made by GAMCO under its profit-sharing plan of $602.

(o) $100,000 of this amount vests and is payable on October 31, 2006 if Mr. Alpert remains employed by GAMCO at that time.

    OPTION GRANTS. There were no stock options granted in 2005 to the executive officers named in the Summary Compensation Table. Stock options granted previously were generally granted at 100% of fair market value on the date of grant and were generally exercisable with respect to 75% of the shares on the third anniversary of the grant and with respect to 100% of the shares on the fourth anniversary of the grant. In June 2005, the vesting of all stock options granted to executive officers, directors, and staff members was accelerated and all stock options granted became fully vested and immediately exercisable.

    FISCAL YEAR-END OPTIONS TABLE. The following table shows the number of unexercised options for those executive officers named in the Summary Compensation Table. An "in-the-money" option was an option for which the exercise price was less than $43.53, the closing market price of the Class A Stock on December 31, 2005.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTIONS

                                                                                   NUMBER OF                     VALUE OF
                                                                             SECURITIES UNDERLYING              UNEXERCISED
                                                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                        SHARES ACQUIRED        VALUE           DECEMBER 31, 2005           DECEMBER 31, 2005 ($)
                                        ON EXERCISE/ AND/OR  REALIZED     ---------------------------   ---------------------------
NAME                                    OPTIONS TENDERED*       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------------    --------     -----------   -------------   -----------   -------------
Mario J. Gabelli......................          -0-            -0-            -0-             -0-            -0-           -0-
Douglas R. Jamieson...................       10,500          306,113       20,000             -0-        290,600           -0-
Michael R. Anastasio..................       17,500          287,000        2,500             -0-         36,450           -0-
James E. McKee........................       35,000          763,125        5,000             -0-         59,550           -0-
Bruce N. Alpert.......................       25,500          512,363        2,000             -0-         29,060           -0-

      * All amounts represent options tendered in connection with GAMCO's offer to purchase all of its outstanding stock options which commenced on August 19, 2005 and expired on October 4, 2005.

    EQUITY COMPENSATION PLAN TABLE. The following table shows information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                           NUMBER OF SECURITIES
                                                                                                          REMAINING AVAILABLE FOR
                                                              NUMBER OF SECURITIES                         FUTURE ISSUANCE UNDER
                                                                  TO BE ISSUED        WEIGHTED-AVERAGE      EQUITY COMPENSATION
                                                                UPON EXERCISE OF      EXERCISE PRICE OF      PLANS (EXCLUDING
                                                              OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,  SECURITIES REFLECTED IN
PLAN CATEGORY                                                  WARRANTS AND RIGHTS   WARRANTS AND RIGHTS     THE FIRST COLUMN)
-------------                                                  -------------------   -------------------     -----------------
Equity compensation plans approved by security holders......         226,325              $  30.38               1,244,775
Equity compensation plans not approved by security holders..             -0-                   -0-                     -0-
Total.......................................................         226,325              $  30.38               1,244,775

REPORT OF THE COMPENSATION COMMITTEE

    Messrs. Prather and Tese, each of whom is an independent director, are the members of the Compensation Committee. In this report, the term "we" or "our" refers to members of the Compensation Committee. Our report on executive compensation for 2005 follows:

    We are responsible to the Board of Directors, and ultimately to the shareholders of the company, for:

    o Reviewing the amounts paid to the chief executive officer pursuant to his employment agreement for compliance with the terms thereof;

    o   Administering the Stock Award and Incentive Plan; and

    o Reviewing and approving the compensation policies and general compensation levels for the company's other executive officers.

    We recognize that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is essential to maintain the company's competitive position in the investment management and securities industries, as well as to provide for the long-term success of the company.

    We believe that the company must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain the company's professional personnel. These compensation programs are keyed to achieve performance goals that our Committee and the Board determine.

EXECUTIVE OFFICER COMPENSATION

    The compensation for the company's executive officers (other than for Mario
J. Gabelli whose compensation is described separately below) is composed of base salary, annual bonus compensation, stock option awards and incentive-based variable compensation.

BASE SALARY AND ANNUAL BONUS

    Mr. Mario Gabelli recommends to the Committee the amounts of the base salaries and annual bonuses for the company's executive officers, which amounts are subject to our review and approval. We reviewed the base salaries proposed by Mr. Gabelli for the executive officers in light of the responsibilities associated with the position held, the individual's overall level of experience, competitive practices and other subjective factors. The base salaries for Messrs. Alpert, Anastasio, Jamieson and McKee were set at $300,000 for both 2005 and 2006. Mr. Mario Gabelli receives no base salary.

    We also reviewed the annual bonuses proposed by Mr. Gabelli for the executive officers for their services in 2005 in light of their individual and business unit performance and other subjective factors. We approved the bonuses reflected in the Summary Compensation Table.

STOCK OPTIONS

    Our executive compensation program may also include stock option awards, which we believe provide additional incentives to increase shareholder value and retain qualified individuals. No stock option awards were granted in 2005. Individual award levels have been based upon a subjective evaluation of each individual's overall past and expected future contribution. There is no specific formula used to determine option awards for any individual.

VARIABLE COMPENSATION

    To the extent that they have the proper regulatory registrations, all of the company's staff are eligible to receive incentive-based variable compensation for attracting or providing client service to separate accounts, shareholders of the Gabelli or GAMCO Funds or investors in other products sponsored by the company. Mr. Jamieson, who provides client service to a significant number of separate accounts, received the majority of his total 2005 compensation from variable compensation payments.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Mario Gabelli received no base salary, no bonus and no stock options in 2005, as has been the case for each year since the company went public in 1999. All of the compensation paid to Mr. Gabelli in 2005 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli's Employment Agreement.

    Prior to its initial public offering in February 1999, the company entered into an Employment Agreement with Mr. Mario Gabelli relating to his service as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the company, as well as an executive for certain subsidiaries and portfolio manager for certain mutual funds and separate accounts. Mr. Gabelli has agreed that while he is employed by the company he will not provide investment management services outside of the company, except for certain permitted accounts. The Employment Agreement may not be amended without the approval of this Committee.

    Pursuant to the Employment Agreement, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of the aggregate pre-tax profits, if any, of the company as computed for financial reporting purposes in accordance with Generally Accepted Accounting Principles (before consideration of this fee) so long as he is an executive of the company and devotes the substantial majority of his working time to its business. This incentive-based management fee is subject to our review at least annually for compliance with its terms. Mr. Gabelli received the following incentive-based management fees during the past five years:

                                         2001    2002   2003    2004    2005
                                         ----    ----   ----    ----    ----
Management Fee ($ in millions)........   11.3    9.5    9.0     11.0   11.4

    Under the Employment Agreement and consistent with the firm's practice since its inception in 1977, Mr. Gabelli also receives a percentage of revenues or net profits, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships,
(ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts, and (iv) acting as a broker or otherwise generating revenues for the company. Such payments are made in a manner and at rates as agreed to from time to time by the company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to the company's institutional and retail asset management, mutual fund advisory and brokerage business, the company generally pays out up to 40% of the revenues or net profits to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net profits.

    Because these compensation arrangements involve variable incentive-based fees, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments.

    Mr. Gabelli receives certain perquisites that we believe are reasonable and consistent with industry practice. These perquisites include use of a three year old car owned by the company and use of cellular phones paid for by the company. We believe that the total cost to the company of these perquisites, to the extent that they may be considered personal benefits, was less than $10,000 in 2005.

                                                 COMPENSATION COMMITTEE

                                                 Vincent S. Tese (Chairman)
                                                 Robert S. Prather, Jr.

                             STOCK PERFORMANCE CHART

    We are required by the Securities and Exchange Commission to provide you with a comparison of the cumulative total return on our Class A Stock as of December 31, 2005 with that of a broad equity market index and either a published industry index or a peer group index selected by us. The following chart compares the return on the Class A Stock with the return on the Russell 2000 Index and an index comprised of public companies with the Standard Industrial Classification (SIC) Code 6282, Investment Advice. The comparison assumes that $100 was invested in the Class A Stock and in each of the named indices, including the reinvestment of dividends, on December 31, 2000.

                         [TOTAL RETURN COMPARISON GRAPH]

                                        DEC. 31,  DEC. 31,  DEC. 31,  DEC. 31,  DEC. 31,  DEC. 31,
                                          2000     2001      2002      2003      2004      2005
                                        --------  --------  --------  --------  --------  --------
GAMCO Investors, Inc.                    100.00   130.17     90.51    119.99    151.79    136.44
SIC Code Index                           100.00    86.09     67.35     88.78    114.18    142.53
Russell 2000 Index                       100.00   101.02     79.22    115.16    135.31    139.81

                         CERTAIN OWNERSHIP OF OUR STOCK

    The following table sets forth, as of March 31, 2006, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

                                                                                                     AMOUNT AND
                                                                                                      NATURE OF
                                                                                      TITLE OF       BENEFICIAL       PERCENT OF
NAME OF BENEFICIAL OWNER*                                                               CLASS         OWNERSHIP         CLASS
-------------------------                                                               -----         ---------         -----
  5% OR MORE SHAREHOLDERS
Artisan Partners L.P. .............................................................    Class A         762,600(1)       13.5
Barclays Global Investors, N.A.....................................................    Class A         354,176(2)        6.3
Baron Capital Group, Inc...........................................................    Class A         578,800(3)       10.3
Cascade Investment, L.L.C..........................................................    Class A         961,538(4)       17.0
Kornitzer Capital Management, Inc. ................................................    Class A         541,350(5)        9.6
Royce & Associates, LLC ...........................................................    Class A         724,300(6)       12.8

  DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Mario J. Gabelli...................................................................    Class A              --            --
                                                                                       Class B      23,128,500(7)      100.0
Bruce N. Alpert....................................................................    Class A          25,000(8)         **
Michael R. Anastasio, Jr. .........................................................    Class A           2,500(9)         **
Douglas R. Jamieson................................................................    Class A          22,000(10)        **
James E. McKee.....................................................................    Class A           8,092(11)        **
Edwin L. Artzt.....................................................................    Class A          10,000(12)        **
Raymond C. Avansino, Jr............................................................    Class A          94,000(13)       1.7
Richard L. Bready..................................................................    Class A           1,000            **
John C. Ferrara....................................................................    Class A              --            --
John D. Gabelli....................................................................    Class A             800            **
Alan C. Heuberger..................................................................    Class A              --            --
Karl Otto Pohl.....................................................................    Class A              --            --
Robert S. Prather..................................................................    Class A          10,010(12)        **
Vincent S. Tese....................................................................    Class A          10,000(12)        **
                                                                                                    ----------         -----

  ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP..................................    Class A         173,402           3.0
                                                                                       Class B      23,128,500         100.0

----------

    * The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Artisan Partners L.P., 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202; Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, CA 94105; Baron Capital Group, Inc., 767 Fifth Avenue, New York, NY 10153; Cascade Investment, LLC, 2365 Carillon Point, Kirkland, WA 98033; Kornitzer Capital Management, Inc., 5420 West 61st Place, Shawnee Mission, KS 66205; Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

    **  Represents beneficial ownership of less than 1%.

    (1) As reported in an amendment to Schedule 13G, dated January 27, 2006. According to this filing, Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler beneficially own 762,600 shares, and Artisan Funds, Inc. beneficially owns 378,500 shares and each of the reporting persons has shared voting and shared dispositive power with respect to these shares.

    (2) As reported in a Schedule 13G, dated January 31, 2006. According to this filing, Barclays Global Investors, N.A. beneficially owns 270,513 shares and Barclays Global Fund Advisors beneficially owns 83,663 and each of them has sole voting and sole dispositive power with respect to these shares, except that they have no voting power with respect to some of the shares.

    (3) As reported in an amendment to Schedule 13G, dated February 14, 2006. According to this filing, Baron Capital Group, Inc. and Ronald Baron beneficially own 578,800 shares, BAMCO, Inc. beneficially owns 554,000 shares, and Baron Capital Management, Inc. beneficially owns 24,800 shares and each of the reporting persons has shared voting and shared dispositive power with respect to these shares, except that the reporting persons have no voting power with respect to some of the shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons.

    (4) As reported in an amendment to Schedule 13D, dated March 27, 2006. Cascade Investment, L.L.C.'s beneficial ownership of these shares assumes the conversion of a $50 million convertible note purchased by it from Gabelli. The shares beneficially owned by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III, the sole member of Cascade Investment, L.L.C.

    (5) As reported in an amendment to Schedule 13G, dated January 31, 2006. According to this filing, Kornitzer Capital Management, Inc. has shared voting and shared dispositive power with respect to these shares.

    (6) As reported in an amendment to Schedule 13G, dated February 1, 2006. According to this filing, Royce & Associates LLC has sole voting and sole dispositive power with respect to these shares.

    (7) Owned by GGCP, Inc. and two of its subsidiaries. Mr. Gabelli disclaims beneficial ownership of these shares in excess of his ownership interest in GGCP, Inc.

    (8) Includes 2,000 shares that may be acquired through the exercise of stock options.

    (9) Consists of shares that may be acquired through the exercise of stock options.

   (10) Includes 20,000 shares that may be acquired through the exercise of stock options.

   (11) Includes 5,000 shares that may be acquired through the exercise of stock options.

   (12) Includes 10,000 shares that may be acquired through the exercise of stock options.

   (13) Includes 10,000 shares that may be acquired through the exercise of stock options. 60,000 shares are owned by entities for which Mr. Avansino serves as a director or officer. Mr. Avansino disclaims beneficial ownership of these 60,000 shares.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    GGCP, Inc. ("GGCP"), formerly known as Gabelli Group Capital Partners, Inc., and two of its subsidiaries own all of our Class B Stock, representing approximately 97.3% of the combined voting power and 78.3% of the outstanding shares of our common stock at December 31, 2005. Prior to our initial public offering in February 1999, the company and GGCP entered into a Management Services Agreement, with a one-year term, renewable annually, under which we will provide certain services for GGCP, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of its business and providing personnel to perform certain administrative services. The Management Services Agreement was renewed in May 2005. Pursuant to the Management Services Agreement, GGCP paid us $200,000 for services provided in 2005.

    As of December 5, 1997, GGCP entered into a master lease agreement with M4E, LLC, which is owned by the children of Mr. Mario J. Gabelli ("Mr. Mario Gabelli" or "Chairman"), for a 60,000 square foot building, of which approximately 9,000 square feet are currently subleased to other tenants. The master lease for the building and property, which is located at 401 Theodore Fremd Avenue, Rye, New York (the "Building"), expires on April 30, 2013. GGCP agreed to be responsible under the master lease for all operating expenses, costs of electricity and other utilities and taxes. As of February 9, 1999, GGCP assigned all of its rights and obligations under the master lease to us. For 2005, the rent was $802,384 and will increase to $834,047 for the period January 1, 2006 through December 31, 2006.

    As of December 5, 1997, GGCP subleased to Lynch Corporation, a company for which Mr. Mario Gabelli was at that time an officer, director and significant stockholder, approximately 5,000 square feet in the Building. The sublease had a five-year term. With the assignment of the master lease, we became the successor to GGCP as landlord under this sublease. As of September 1, 1999, Lynch Corporation assigned all of its rights and obligations under the sublease to Lynch Interactive Corporation, a company for which Mr. Mario Gabelli serves as Chairman and is a significant stockholder. Effective May 1, 2001, the parties agreed to reduce the leased space to approximately 3,300 square feet. Effective December 5, 2002, we and Lynch Interactive Corporation extended the lease on this space for five years. Pursuant to this lease, Lynch Interactive Corporation pays rent to us at the rate of $28 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid in 2005 for rent and other expenses under this lease was $111,332, which included lease escalation charges of $7,978 related to a prior year. An unaffiliated entity that subleases approximately 5,069 square feet in the Building paid rent to us in 2005 at the rate of $28 per square foot plus $3 per square foot for electricity as well as lease escalation charges related to a prior year.

    GAMCO Asset Management Inc. (formerly GAMCO Investors, Inc.), a wholly-owned subsidiary of the company, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc., which is wholly-owned by Mr. Mario Gabelli, and to Gabelli Securities, Inc. ("Gabelli Securities"), a majority-owned subsidiary of the company, with respect to the private investment funds managed by each of them. Pursuant to such agreements, Gabelli Securities and MJG Associates, Inc. paid GAMCO Asset Management Inc. $50,000 and $10,000, respectively, (excluding reimbursement of expenses) for 2005. In addition, a trader who performs services for both MJG Associates, Inc. and GAMCO has his compensation apportioned to each entity based on an estimate of his time dedicated to each entity. Manhattan Partners I, L.P. and Manhattan Partners II, L.P., investment partnerships for which John Gabelli Inc. is the general partner, paid GAMCO Asset Management Inc. investment advisory fees in the amount of $65,443 for 2005 and Manhattan Partners I, L.P. paid management fees in the amount of $15,598 to the general partners of Gemini Global Partners, L.P.

    Mr. Mario Gabelli and Gabelli Securities serve as co-general partners of Gabelli Associates Fund. Mr. Mario Gabelli received relationship manager and portfolio manager compensation of $449,803 and $522,345, respectively, through an incentive allocation directly from the partnership for 2005.

    Gabelli Securities International Limited ("GS International") was formed in 1994 to provide management and investment advisory services to offshore funds and accounts. Mr. Marc Gabelli, who had various responsibilities within several of our subsidiaries and is the son of our Chairman, owns 55% of GS International and Gabelli Securities owns the remaining 45%. In 1994, Gabelli International Gold Fund Limited ("GIGFL"), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed and GS International entered into an agreement to provide management services to GIGFL. Gabelli Securities in turn entered into an agreement with GS International to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, Gabelli Securities received investment management fees of $77,649 and incentive fees of $168,280 for 2005. In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. GS International and Gemini Capital Management, LLC ("Gemini"), an entity owned by Mr. Marc Gabelli, were engaged by the fund as investment advisors as of July 1, 1999. The fund paid half of the management fees for 2005 in the amount of $73,696 to GS International which amount it in turn paid to Gabelli Securities for services provided. GS International incurred $34,179 for the clawback of incentive fees charged to the investment advisor from the fund in 2005. For 2005, Gemini received half of the management fee paid by the fund in the amount of $73,696 and incurred $34,179 for the clawback of incentive fees. In April 1999, Gabelli Securities formed Gabelli Global Partners, L.P., an investment limited partnership for which Gabelli Securities and Gemini are the general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. Gemini received half of the management fee paid by the partnership to the general partners in the amount of $96,106 and half of incentive fee earned by the general partners in the amount of $654 for 2005. In December 1999, Gabelli European Partners, Ltd., an offshore investment fund, was incorporated. GS International was engaged as an investment advisor by the fund as of January 1, 2000. For services rendered by Gabelli Securities, GS International paid Gabelli Securities all of the management and incentive fees it received for 2005 from the fund in the amount of $41,237 and $56,694, respectively.

      For 2005, we incurred charges of $159,124 for incremental costs (but not the fixed costs) relating to our use of an airplane in which GGCP owns a fractional interest. Mr. John Gabelli, who is a director and the brother of our Chairman, has been employed by one of our subsidiaries in a sales and marketing role since 1981 and earned in 2005 no base salary, no bonus, incentive-based variable compensation based on the revenues generated by certain relationships ("Variable Compensation") of $431,856 plus usual and customary benefits, and tendered stock options during 2005 realizing total gains of $48,338. In addition, he was paid $81,533 in 2005 as a director of GAMCO Investors, Inc. for services performed in 2004 and 2005. Since 1992, we had an agreement with Mr. Karl Otto Pohl to pay him an annual retainer fee equal to the difference between $250,000 and the directors' fees received by Mr. Pohl directly from the Gabelli Funds for his service on their boards of directors. The Gabelli Funds paid $7,571 to Mr. Pohl in 2005. Mr. Pohl resigned from the boards of directors of the Gabelli Funds in November 2005. At this time, his annual retainer was set at $200,000 for his continuing availability and services to the company and its Board.

      Certain directors and executive officers have immediate family members who are employed by us or our subsidiaries. The base salaries and bonuses of each of these immediate family members is established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members and none of the sons or daughters of our directors mentioned below resides in the same house as the related director. None of the immediate family members mentioned below is an executive officer with us. A daughter of Mr. Avansino (who has been designated by our Board as an independent director but is not standing for re-election) is employed by one of our subsidiaries in a sales and marketing role and earned in 2005 a base salary of $65,000, a deferred bonus of $20,000, which vests on June 30, 2006, and Variable Compensation of $69,057 plus usual and customary benefits. A daughter of Mr. Salerno (who was an independent director on our Board until his resignation effective March 7, 2006) is employed by one of our subsidiaries in an analyst role and earned in 2005 a base salary of $90,000 and a bonus of $20,000 plus usual and customary benefits. A sister-in-law of Mr. Tese (who has been designated by our Board as an independent director) was employed by one of our subsidiaries in a sales role for approximately four months during 2005 and earned base compensation of $25,625, no bonus and Variable Compensation of $1,658 plus usual and customary benefits. A son of our Chairman is employed by one of our subsidiaries as a Vice President-Trading with certain supervisory responsibilities and earned in 2005 a base salary of $250,000 and no bonus plus usual and customary benefits. Another son of our Chairman had various responsibilities within several of our subsidiaries, including responsibility for several significant client relationships, and earned in 2005 a base salary of $225,000 and no bonus plus usual and customary benefits and certain perquisites including the reimbursement of club membership dues and use of a cellular phone paid for by the company. A daughter of our Chairman, who is on a leave of absence from the company, received healthcare and other benefits in 2005. Our Chairman's spouse, who has been employed by a subsidiary of the company in a sales and marketing role since 1984, has been a director of the subsidiary since 1991 and has been his spouse since 2002, earned in 2005 no base salary and no bonus but did receive usual and customary benefits. In addition, these four family members of our Chairman earned Variable Compensation in 2004 in the total amount of $4,666,154 and tendered stock options during 2005 realizing total gains of $2,427,537. A sister-in-law of Mr. Jamieson (our President and Chief Operating Officer) is employed by one of our subsidiaries in a marketing role and earned in 2005 a base salary of $65,000 and a bonus of $10,000 plus usual and customary benefits. In addition, she tendered stock options during 2005 realizing gains of $32,800.

      As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates. From time to time, we through our subsidiaries in the ordinary course of business have also provided brokerage or investment advisory services to our directors, the substantial shareholders listed in the table under "Certain Ownership of Our Stock" or entities controlled by such persons for discounted or customary fees.

                          REPORT OF THE AUDIT COMMITTEE

      Messrs. Avansino, Prather and Tese, each of whom is an independent director, are the members of the Audit Committee. In this report, the term "we" refers to the members of the Audit Committee.

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter can be found on our web site at www.gabelli.com. Our job is one of oversight as set forth in our charter. The company's management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles.

      We have reviewed and discussed the company's audited 2005 financial statements with management and with Ernst & Young LLP, the company's independent registered public accounting firm.

      We have discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      We have received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Ernst & Young LLP its independence. Based on the review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Robert S. Prather, Jr. (Chairman)
                                          Raymond C. Avansino, Jr.
                                          Vincent S. Tese

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SELECTION OF ERNST & YOUNG LLP

      In November 2005, the Audit Committee selected Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2005. The Audit Committee has not selected auditors for the current year, since its normal practice is to make the selection later in the year. Ernst & Young LLP has been the company's independent registered public accounting firm since its inception in 1998. A representative of this firm will be present at the meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.

ERNST & YOUNG LLP FEES FOR 2005 AND 2004

      Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

                                                        2005        2004

Audit Fees........................................   $1,300,500   $1,329,000
Audit-Related Fees................................       -0-          -0-
Tax Fees..........................................      70,800      65,000
All Other Fees....................................     262,600      225,000

      Audit services include the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit services also include services related to Section 404 of the Sarbanes-Oxley Act which consist of the review of documentation and testing of our procedures and controls, as well as services provided in connection with other statutory and regulatory filings or engagements, including comfort letters and consents related to SEC filings and securities offerings.

      Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

      Tax services consist of the review and preparation of tax returns for the company and certain subsidiaries.

      All other services include audit and tax services related to limited partnerships and offshore funds managed by our subsidiaries, and audit services related to a regulatory filing for an acquisition of assets by a mutual fund managed by one of our subsidiaries.

POLICIES AND PROCEDURES FOR PRE-APPROVING AUDIT AND NON-AUDIT SERVICES

      The Audit Committee has sole authority to pre-approve all audit and non-audit services provided by the independent registered public accounting firm in accordance with our Audit and Non-Audit Services Pre-Approval Policy and will not engage the independent registered public accounting firm to perform non-audit services prohibited by law or regulation. This authority may be delegated to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described under Audit Fees, Tax Fees and All Other Fees for 2005 and 2004 were pre-approved in accordance with this policy. A copy of this pre-approval policy can be found as Exhibit A.

                SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

      Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2007 annual meeting must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 19, 2006, in order to be considered for inclusion in next year's proxy statement and proxy. In order for proposals made outside of Rule 14a-8 under the Securities Exchange Act of 1934 to be considered "timely" within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, such proposals must be received by us at our principal executive offices not later than March 4, 2007.

                                  OTHER MATTERS

      We know of no other matters to be presented to you at the meeting other than the election of directors. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the company.

      WE WILL PROVIDE A FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005. REQUESTS SHOULD BE IN WRITING AND ADDRESSED TO OUR CHIEF FINANCIAL OFFICER (MICHAEL R. ANASTASIO, GAMCO INVESTORS, INC., ONE CORPORATE CENTER, RYE, NY 10580-1422).

                                                                       EXHIBIT A

                              GAMCO INVESTORS, INC.

                                 AUDIT COMMITTEE

                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I. STATEMENT OF PRINCIPLES

      Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm's independence from the Company. To implement these provisions of the Act, the Securities and Exchange Commission (the "SEC") has issued rules specifying the types of services that an independent registered public accounting firm may not provide to its audit client, as well as the Audit Committee's administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved.

      As set forth in this Policy, all audit and non-audit services will require specific pre-approval by the Audit Committee if they are to be provided by the independent registered public accounting firm. In reviewing proposed services to be performed, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

      The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

      The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

      The independent registered public accounting firm has reviewed this Policy and believes that implementation of the policy will not adversely affect their independence.

II. DELEGATION

      As provided in the Act and the SEC's rules, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. AUDIT SERVICES

      The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the audit of the annual financial statements (including subsidiary audits) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company's consolidated financial statements as well as the review of financial statements included in the Company's quarterly reports on Form 10-Q. These services also include procedures performed, relative to the review of documentation and testing of the Company's procedures and internal controls, for the independent registered public accounting firm to be able to form an opinion and issue a report on the effectiveness of the Company's internal controls over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. Other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

      In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV. AUDIT-RELATED SERVICES

      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements. All Audit-related services must be specifically pre-approved by the Audit Committee.

V. TAX SERVICES

      The Audit Committee believes that the independent registered public accounting firm can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the independent registered public accounting firm's independence, and the SEC has stated that the independent registered public accounting firm may provide such services. The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

      All Tax services must be specifically pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent registered public accounting firm to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. ALL OTHER SERVICES

      The Audit Committee believes, based on the SEC's rules prohibiting the independent registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence.

      All Other services include audit and tax services related to limited partnerships and offshore funds managed by subsidiaries of the Company. All Other services must be specifically pre-approved by the Audit Committee.

      A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. PROCEDURES

      Requests or applications to provide audit and non-audit services by the independent registered public accounting firm will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

      The Audit Committee has designated the Internal Auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Internal Auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the Internal Auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the Internal Auditor or any member of management. The Audit Committee will also review the internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm's services.

VIII. ADDITIONAL REQUIREMENTS

      The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent registered public accounting firm and to assure the independent registered public accounting firm's independence from the Company, such as reviewing a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent registered public accounting firm its methods and procedures for ensuring independence.

                                                                       EXHIBIT 1

                          PROHIBITED NON-AUDIT SERVICES

o Bookkeeping or other services related to the accounting records or financial statements of the audit client

o     Financial information systems design and implementation

o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

o     Actuarial services

o     Internal audit outsourcing services

o     Management functions

o     Human resources

o     Broker-dealer, investment adviser or investment banking services

o     Legal services

o     Expert services unrelated to the audit

                                      PROXY

                              GAMCO INVESTORS, INC.

                    Proxy Solicited by the Board of Directors
               for the Annual Meeting of Shareholders, May 8, 2006

                  (see Proxy Statement for discussion of items)

      The undersigned hereby appoints Mario J. Gabelli, James E. McKee and Michael R. Anastasio, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2006 Annual Meeting of Shareholders of GAMCO Investors, Inc., or any adjournment thereof.

  SEE                                                                   SEE
REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE             REVERSE
 SIDE                                                                   SIDE

[x]  Please mark
     votes as in this
     example

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of eight directors, each for a one-year term.

Nominees: (01) Edwin L. Artzt, (02) Richard L. Bready, (03) John C. Ferrara,
(04) John D. Gabelli, (05) Mario J. Gabelli, (06) Karl Otto Pohl, (07) Robert S. Prather, Jr., and (08) Vincent S. Tese


FOR                         WITHHOLD
ALL                 ( )     FROM ALL         ( )
NOMINEES                    NOMINEES


(  )--------------------------
    For all nominees except as noted above


The shares represented by this Proxy Card will be voted as specified, but if no specification is made they will be voted FOR Item 1 and at the discretion of the proxies on any other matter that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                            (  )

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT                  (  )

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature:_________________________                 Date:_______________________

Signature:_________________________                 Date:_______________________